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                                                                      Exhibit 21

                              NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                 The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.


Jurisdiction of
 Incorporation                    Name
---------------                   ----

INTERNATIONAL:
-------------
Australia                         Nordson Australia Pty. Limited
Austria                           Nordson GbmH
Belgium                           Nordson Belgium N.V.
Brazil                            Nordson do Brasil Industria e
                                    Comercio Ltda.
Canada                            Nordson Canada, Limited
China                             Nordson (China) Co., Ltd.
Colombia                          Nordson Andina Ltda.
Czech Republic                    Nordson CS, spol.s.r.o.
Denmark                           Nordson Danmark A/S
Finland                           Nordson Finland Oy
France                            Nordson France S.A.
Germany                           Nordson Engineering GmbH
Germany                           Nordson Deutschland GmbH (1)
Hong Kong                         Nordson Application Equipment, Inc.
Italy                             Nordson Finishing S.r.l.
Italy                             Nordson Italia S.p.A (2)
Japan                             Nordson K.K.
Japan                             Nordson Engineering K.K.
Korea                             Nordson Sang San Ltd. (3)
Malaysia                          Nordson (Malaysia) Sdn. Bhd. (4)
Mexico                            Nordson de Mexico, S.A. de C.V.
Netherlands                       Nordson European Distribution B.V.
Netherlands                       Nordson Nederland B.V.
Netherlands                       Nordson Walcom B.V.
Norway                            Nordson Norge A/S
Poland                            Nordson Polska Sp.z.o.o.
Portugal                          Nordson Portugal Equipamento
                                    Industrial, Lda.
Russia                            Nordson Deutschland GmbH
                                    Representative Office
Singapore                         Nordson S.E. Asia (Pte.) Ltd.
Spain                             Nordson Iberica, S.A.
Sweden                            Nordson Sverige AB
Switzerland                       Nordson (Schweiz) AG (5)
United Kingdom                    Nordson (U.K.) Limited
United States Virgin Islands      Nordson FSC, Inc.
Vietnam                           Nordson Pacific Inc. Representative
                                    Office


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
Jurisdiction of
 Incorporation                    Name
---------------                   ----

DOMESTIC:
--------
California                        Slautterback Corporation
California                        Mountaingate Engineering, Inc.
Connecticut                       Electrostatic Technology, Inc.
Ohio                              Nordson Pacific, Inc.
Ohio                              Nordson U.S. Trading Company

(1)  Owned by Nordson Engineering GmbH and Nordson Corporation
(2)  Owned by Nordson Finishing S.r.l.
(3)  A 45%-owned joint venture accounted for on the equity method
(4)  A 65%-owned joint venture
(5)  Owned by Nordson Belgium S.A.
